UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2016

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 29, 2016, Summer Energy, LLC (the "Borrower"), a wholly-owned subsidiary of Summer Energy Holdings, Inc. ("SEH"), entered into a Loan Agreement (the "Agreement") with Blue Water Capital Funding, LLC ("Blue Water").  Pursuant to the Agreement, Blue Water agreed to provide a revolving loan (the "Loan") to the Borrower, and the Borrower agreed to borrow and repay funds loaned by Blue Water.

The amount of available credit under the Loan is Five Million Dollars ($5,000,000).  The Loan is revolving in nature and is evidenced by a Revolving Promissory Note (the "Note").  The maturity date of the Loan is June 30, 2018.  The Loan will bear interest at a rate of 11% per annum, with a minimum monthly financing fee of $22,500 per month.  Interest is payable on the tenth day of each month and on the maturity date of the Note.

The proceeds of the Loan may be used by the Borrower to repay indebtedness owed to Black Ink Energy, LLC ("Black Ink"), and for other corporate purposes.  Simultaneous with the closing of the Loan, Borrower paid off all outstanding debt due and owing to Black Ink and Black Ink's security interest in and to the assets of the Borrower and to SEH's ownership interest in Borrower were terminated.

In connection with the Agreement, the Borrower made certain customary representations and warranties, and agreed that while the Loan amount remains outstanding, it would not take certain actions, including that it will not incur certain debts (as defined in the Agreement); create, assume, or suffer to exist any lien on any property or asset of the Borrower, except those set forth in and allowed by the Agreement; consolidate or merge with any other entity; or sell, lease, or transfer all or substantially all of the assets of the Borrower.

In connection with the Agreement, the Borrower and Blue Water also entered into a Security Agreement (the "Security Agreement"), and SEH executed a Guaranty (the "Guaranty") in favor of Blue Water.

Security Agreement

Pursuant to the Security Agreement, the Borrower granted to Blue Water a second position security interest in and to the Borrower's collateral, as more fully defined in the Security Agreement, and which includes receivables, equipment, inventory, personal property, other intangibles, and proceeds from any of these, to secure the Borrower's payment of its obligations under the Loan.  The security interest granted to Blue Water is subordinate to a security interest granted to DTE Energy Trading, Inc. ("DTE") pursuant to a credit agreement between the Borrower and DTE dated April 1, 2014.

Guaranty

Pursuant to the Guaranty, SEH agreed to guaranty Borrower's obligations under the Agreement and Note.

The foregoing summaries of the terms and conditions of the Agreement, the Security Agreement, the Guaranty and the Note do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement, the Security Agreement, the Note and the Guaranty attached as exhibits hereto.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit                           Description

10.1 Loan Agreement

10.2 Security Agreement

10.3 Guaranty

10.4 Revolving Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2016

SUMMER ENERGY HOLDINGS, INC.

         By:  /s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer